Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Great Plains Energy and Westar Energy Shareholders Approve Merger at Special Shareholder Meetings

KANSAS CITY, Mo. & TOPEKA, Kan. – Nov. 21, 2017 – Westar Energy, Inc. (NYSE: WR) and Great Plains Energy Incorporated (NYSE: GXP), the parent company of Kansas City Power & Light (“KCP&L”), today announced at their respective shareholder meetings that shareholders overwhelmingly approved the proposals necessary for the merger between the two companies. More than 90 percent of the shares voted at each company approved the transaction.

“We are excited about today’s approval from shareholders of both Great Plains Energy and Westar Energy. This vote indicates that both companies’ shareholders believe in our combined ability to create a stronger regional energy provider, positioned to better serve all of our customers,” said Terry Bassham, chairman, president and chief executive officer of Great Plains Energy and KCP&L. “This new combined company will ensure we keep ownership of our utility assets in our region to grow local economies.”

“Customers and shareholders will benefit by combining Westar Energy and Great Plains Energy into a strong Midwest utility,” said Mark Ruelle, president and chief executive officer of Westar Energy. “Our geography and history of partnership position us to bring efficiencies and savings by joining our operations. We continue to make progress toward completing the transaction in the first half of 2018.”

Westar Energy and Great Plains Energy announced a revised transaction in July 2017 after the Kansas Corporation Commission denied the companies’ original request to combine in April. This revised agreement involves no transaction debt, no exchange of cash, and is a stock-for-stock merger of equals, creating a company with a combined equity value of approximately $15 billion.

The merger is expected to help maintain reliable, low cost energy for the company’s 1 million Kansas customers and nearly 600,000 customers in Missouri. Additionally, with one of the largest renewable energy portfolios in the nation, the new combined company will be a clean energy leader, supplying nearly half of its retail sales from emissions-free electricity.

For more information visit the “Westar Energy Merger” page at greatplainsenergy.com or westarenergy.com/westar-at-a-glance.

About Great Plains Energy

Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power &

Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.

About Westar Energy

As Kansas’ largest electric utility, Westar Energy, Inc. (NYSE:WR) provides customers the safe, reliable electricity needed to power their businesses and homes. Half the electricity supplied to the company’s 700,000 customers comes from emissions-free sources – nuclear, wind and solar - with a third coming from renewables. Westar is a leader in electric transmission in Kansas, coordinating a network of lines and substations that support one of the largest consolidations of wind energy in the nation. For more information about Westar Energy, visit www.WestarEnergy.com.

Forward-Looking Statements

Statements made in this communication that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements relating to the anticipated merger transaction of Great Plains Energy Incorporated (Great Plains Energy) and Westar Energy, Inc. (Westar Energy), including those that relate to the expected financial and operational benefits of the merger to the companies and their shareholders (including cost savings, operational efficiencies and the impact of the anticipated merger on earnings per share), the expected timing of closing, the outcome of regulatory proceedings, cost estimates of capital projects, dividend growth, share repurchases, balance sheet and credit ratings, rebates to customers, employee issues and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and Westar Energy are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and Westar Energy; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates that the companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy’s and Westar Energy’s ability to successfully manage and integrate their respective transmission joint ventures; the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy and Westar Energy to obtain the regulatory and shareholder approvals necessary to complete the anticipated merger or the imposition of adverse conditions or costs in connection with obtaining regulatory approvals; the risk that a condition to the closing of the anticipated merger may not be satisfied or that the anticipated merger may fail to close; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated merger; the costs incurred to consummate the anticipated merger; the possibility that the expected value creation from the anticipated merger will not be realized, or will not be realized within the expected time period; difficulties related to the integration of the two companies; the credit ratings of the combined company following the anticipated merger; disruption from the anticipated merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the anticipated merger; and other risks and uncertainties.

This list of factors is not all-inclusive because it is not possible to predict all factors. Additional risks and uncertainties are discussed in the joint proxy statement/prospectus and other materials that Great Plains Energy, Westar Energy and Monarch Energy Holding, Inc. (Monarch Energy) filed with the Securities and Exchange Commission (SEC) in connection with the anticipated merger. Other risk factors are detailed from time to time in quarterly reports on Form 10-Q and annual reports on Form 10-K filed by Great Plains Energy and Westar Energy with the SEC. Each forward-looking statement speaks only as of the date of the particular statement. Monarch Energy, Great Plains Energy, and Westar Energy undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Great Plains Energy Incorporated	Westar Energy, Inc.

Investors:	Investors:

Calvin Girard, 816-654-1777	Cody VandeVelde, 785-575-8227
Senior Manager, Investor Relations	Director, Investor Relations
calvin.girard@kcpl.com	Cody.VandeVelde@westarenergy.com

Media	Media

Courtney Hughley, 816-556-2414	Gina Penzig, 785-575-8089
Senior Manager, Corporate Communications	Media Relations Manager
Courtney.Hughley@kcpl.com	Gina.Penzig@westarenergy.com
Media line: (816) 392-9455	Media line: 888-613-0003

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